Exhibit 23.3


                                                    Arthur Andersen
                                                    Ruiz, Urquiza y Cia., S.C.
                                                    Bosque de Duraznos 127
                                                    Colonia Bosques de las Lomas
                                                    11700 Mexico DF
                                                    Mexico

                                                    Tel 5326 8800
                                                    Fax 5326 8969




                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 19, 2000 on Desarrollos Turisticos Bancomer, S.A. de C.V. included in Raintree Resorts International,Inc.'s Form10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedure subsequent to the date of our report.











Arthur Andersen
Mexico City, Mexico
August 16, 2000